[*] - CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS WITH ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                     FORM OF

                             STOCKHOLDERS' AGREEMENT



                                  by and among



                      AMERICA ONLINE LATIN AMERICA, INC.,
                             a Delaware corporation,


                             AMERICA ONLINE, INC.,
                             a Delaware corporation,

                                       and

                             RIVERVIEW MEDIA CORP.,
                      a British Virgin Islands corporation

                          DATED AS OF _________, 2000

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS .....................................................    2

 Section 1.1 Definitions ..................................................    2
 Section 1.2 Usage Generally; Interpretation ..............................    9

ARTICLE II  PURPOSE .......................................................   10

 Section 2.1  Purpose .....................................................   10
 Section 2.2  No Partnership ..............................................   10
 Section 2.3  Voting ......................................................   10

ARTICLE III VOTING PROVISIONS .............................................   10

 Section 3.1  Voting Agreements ...........................................   10

ARTICLE IV  NON-COMPETITION ...............................................   11

 Section 4.1  Non-Competition with the Company ............................   11
 Section 4.2  Repurchase Upon Breach ......................................   13

ARTICLE V  RESTRICTIONS ON TRANSFERS ......................................   17

 Section 5.1  Prohibited Transfers ........................................   17
 Section 5.2  Permitted Transfers .........................................   17
 Section 5.3  Rights of First Refusal .....................................   18
 Section 5.4  Closing Deliveries ..........................................   20
 Section 5.5  Direct Comprehensive Competitor .............................   20
 Section 5.6  Purchase of the ODC Holdings; Installment Payments ...........  21
 Section 5.7  Third-Party Equity Participants ..............................  21

ARTICLE VI  AOL OBLIGATIONS ...............................................   23

ARTICLE VII  DEFAULT IN CAPITAL CONTRIBUTIONS; ODC
    ADDITIONAL PROTECTIONS; ODC NON-MONETARY
 OBLIGATIONS ..............................................................   24

 Section 7.1  Default in Capital Contributions ............................   24
 Section 7.2  [Intentionally Omitted]...............Error! Bookmark not defined.
 Section 7.3  ODC Non-Monetary Contributions ..............................   25

ARTICLE VIII  OTHER AGREEMENTS; LEGENDS ...................................   25

 Section 8.1  Legends .....................................................   25
 Section 8.2  Limitation of Liability .....................................   26
 Section 8.3  Registration Rights .........................................   23

ARTICLE IX  TERM AND TERMINATION ..........................................   26

 Section 9.1  Term ........................................................   26
 Section 9.2  Termination .................................................   26

ARTICLE X  STANDSTILL PROVISIONS; INDEMNIFICATION .........................   26

 Section 10.1  Limitations on Holders' Ownership ..........................   27
 Section 10.2  Indemnification ............................................   27

ARTICLE XI  MISCELLANEOUS .................................................   29

 Section 11.1  Confidential Information ...................................   29
 Section 11.2  Governing Law ..............................................   30
 Section 11.3  Entire Agreement ...........................................   30

Section 11.4  Assignment ..................................................   30
Section 11.5  Survival ....................................................   31
Section 11.6  Notices .....................................................   31
Section 11.7  Counterparts; Facsimiles ....................................   32
Section 11.8  Expenses ....................................................   32
Section 11.9  Further Assurances ..........................................   32
Section 11.10  Construction ...............................................   32
Section 11.11  Severability ...............................................   32

                             STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of this ____ day
                                         ---------
of _________, 2000 (the "Effective Date"), by and among America Online Latin
                         --------------
America, Inc., a Delaware corporation having its principal place of business at 6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309 (the "Company"), America Online, Inc., a Delaware corporation having its principal
 -------
place of business at 22000 AOL Way, Dulles, Virginia  20166 ("AOL"), and
                                                              ---
Riverview Media Corp., a British Virgin Islands corporation ("ODC"). AOL and ODC
                                                              ---
are sometimes hereinafter referred to, collectively, as the "Stockholders" and,
                                                             ------------
individually, as a "Stockholder."
                    -----------

          WHEREAS, the Company has an authorized capital of _________ shares of common stock, consisting of ________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), __________ shares of Class B Common
                     --------------------
Stock, par value $.01 per share (the "Class B Common Stock"), __________ shares
                                      --------------------
of Class C Common Stock, par value $.01 per share (the "Class C Common Stock",
                                                        --------------------
and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), and _________ shares of Preferred Stock, par value $.01 per
 ------------
share (the "Preferred Stock"), consisting of ________ shares of Series B
            ---------------
Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B
                                                                       --------
Preferred Stock"), and __________ shares of Series C Redeemable Convertible
---------------
Preferred Stock, par value $.01 per share (the "Series C Preferred Stock" and
                                                ------------------------
collectively with the Series B Preferred Stock, the "Preferred Stock");
                                                     ---------------

     WHEREAS, as of the date hereof AOL owns all of the issued and outstanding shares of Series B Preferred Stock and ODC owns all of the issued and outstanding shares of Series C Preferred Stock;

     WHEREAS, AOL and ODC and their permitted transferees may elect to convert the shares of Series B Preferred Stock and Series C Preferred Stock into shares of Class B Common Stock and Class C Common Stock, respectively, and thereafter AOL and ODC and their permitted transferees may elect to convert the shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock;

     WHEREAS, upon the transfer of ownership of any shares of Series B Preferred Stock or Series C Preferred Stock, other than a transfer permitted under Section
5.2 or pursuant to the provisions of the Certificate of Incorporation (as defined herein), such shares shall, automatically and with no further action being required by any party to such transfer or otherwise, be converted into shares of Class B Common Stock or Class C Common Stock at the Conversion Rate then in effect and thereafter each such share of Class B Common Stock or Class C Common Stock, as applicable, immediately and automatically shall be converted into one share of Class A Common Stock;

     WHEREAS, upon the transfer of ownership of any shares of Class B Common Stock or Class C Common Stock, other than a transfer permitted under Section 5.2 or pursuant to the Certificate of Incorporation, such shares shall, automatically and with no further action being required by any party to such transfer or otherwise, be converted into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock;

     WHEREAS, the Company, AOL and ODC have agreed that the Company shall, at the request of a Holder (as defined herein), register under the Securities Act (as defined herein) and register or qualify under any applicable state securities or Blue Sky laws, shares of Class A Common Stock owned from time to time by such Holder so as to permit the Holder to sell in the public markets the shares of Class A Common Stock into which such shares of Class B Common Stock and Class C Common Stock are converted;

     WHEREAS, the Company, AOL and ODC have agreed on certain restrictions with respect to the transfer of shares of Series B Preferred Stock, Series C Preferred Stock, Class B Common Stock and Class C Common Stock;

     WHEREAS, the Company has prepared and filed with the Commission (as defined herein) a registration statement on Form S-1 (File No. 333-_____), including a prospectus, and one or more amendments thereto, covering the registration of shares of Class A Common Stock under the Securities Act, which registration statement has been declared effective; and

     WHEREAS, the Stockholders wish to promote their mutual interests by imposing certain restrictions and obligations on each other and on the shares of Preferred Stock and Common Stock now or hereafter owned by each, and, further, to provide for certain matters pertaining to the management and governance of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. The following terms shall, for the purposes of
                 -----------
this Agreement and the Schedules and Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

     "Access Services" shall mean, collectively, PC Access Services, TV Access
      ---------------
Services and Wireless Access Services.

     "Acquiring Party" --------------- has the meaning given in Section 4.2(b).

     "Action" has the meaning given in the Certificate of Incorporation.
      ------

     "Affiliate" of any Person shall mean any other Person that, directly or
      ---------
indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregated Significant Competitors" with respect to Access Services shall
      ----------------------------------
mean Persons (a) that in the aggregate have Access Service Permanent Subscribers in those countries within the Territory in which the Company provides Access Services equal to or greater than [**************] ([**]%) of the Access Service Permanent Subscribers of the Company in the Territory, provided that such Persons in the aggregate have at least [*****] PC Access Service Permanent Subscribers in the Territory, or (b) that in the aggregate have Access Service Permanent Subscribers in Brazil equal to or greater than [*******] ([**]%) of the Access Service Permanent Subscribers of the Company in Brazil, provided that such Persons have at least [*******] PC Access Service Permanent Subscribers in Brazil. For avoidance of doubt, IP (i.e., Internet protocol) telephony and related subscribers and customers shall not be considered in determining whether a Person is a Significant Competitor or Persons together are Aggregated Significant Competitors.

     "AOL" has the meaning set forth in the preamble.
      ---

     "AOL-branded" has the meaning given in the Certificate of Incorporation.
      -----------

     "AOL Directors" shall mean, collectively, the Class B Directors of the
      -------------
Company (as such term is defined in the Certificate of Incorporation).

     "AOL Latin America" shall mean AOL Latin America, S.L. (f/k/a Tesjuates,
      -----------------
S.L.) a limited liability company organized under the laws of the Kingdom of Spain and a wholly owned Subsidiary of the Company.

     "AOL License" shall mean the AOL License Agreement by and between AOL
      -----------
and AOL Latin America, in substantially the form of Exhibit A hereto.
                                                    ---------

     "AOL Marks" has the meaning set forth in the AOL License.
      ---------

     "AOL OLS Agreement" shall mean the AOL Online Services Agreement by and
      -----------------
between AOL and AOL Latin America, in substantially the form of Exhibit B
                                                                ---------
hereto.

     "AOL Service(s)" shall mean the Interactive Services that are PC Access
      --------------
Services provided worldwide, including the AOL-US Service and any other international AOL Services, under the brand name America Online(TM) and/or AOL(TM) existing as of the date hereof or in the future as modified from time to time.

     "AOL-US Service" shall mean the principal AOL Services provided by AOL to
      --------------
United States residents on the date hereof, as such service shall be modified from time to time.

     "Board" or "Board of Directors" shall mean the Board of Directors of the
      -----      ------------------
Company.

     "Business" has the meaning given in Section 2.1(a).
      --------

     "Business Day" shall mean any day, other than a Saturday or Sunday, on
      ------------
which federally chartered banks in the United States are open for business.

     "By-laws" shall mean the By-laws of the Company as in effect as of the date
      -------
of this Agreement, as the same may be amended from time to time in accordance with the terms thereof.

     "Call Option" has the meaning given in Section 5.7(b).
      -----------

     "Call Option Closing" has the meaning given in Section 5.7(b).
      -------------------

     "Certificate of Incorporation" shall mean the Certificate of Incorporation
      ----------------------------
of the Company as in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with the terms thereof.

     "CIS License" shall mean the CIS License Agreement by and between AOL and
      -----------
AOL Latin America, in substantially the form of Exhibit C hereto.
                                                ---------

     "CIS Marks" has the meaning given in the CIS OLS Agreement.
      ---------

     "CIS OLS Agreement" shall mean the CIS Online Services Agreement by and
      -----------------
between CompuServe and AOL Latin America in substantially the form of Exhibit D
                                                                      ---------
hereto.

     "Cisneros Family" shall mean Ricardo Cisneros, Gustavo Cisneros and/or
      ---------------
their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons.

     "Class A Common Stock" has the meaning set forth in the recitals above.
      --------------------

     "Class B Common Stock" has the meaning set forth in the recitals above.
      --------------------

     "Class C Common Stock" has the meaning set forth in the recitals above.
      --------------------

     "Commission" shall mean the Securities and Exchange Commission, or any
      ----------
successor agency performing the functions currently performed by the Securities and Exchange Commission.

     "Common Stock" has the meaning set forth in the recitals above.
      ------------

     "Communication Services" has the meaning given in the Certificate of
      ----------------------
Incorporation.

     "Company" has the meaning set forth in the first paragraph hereof.
      -------

     "Company Securities" shall mean any shares of Common Stock or other Voting
      ------------------
Stock.

     "CompuServe" shall mean CompuServe Interactive Services, Inc.
      ----------

     "CompuServe-branded" shall mean, with respect to any internet or online
      ------------------
service that such service includes the word "CompuServe" as an integral part of the name of such internet or online service. For the avoidance of doubt, a reference to an internet or online service being a "CompuServe" internet or online service shall not make such service "CompuServe-branded".

     "Confidential Information" has the meaning given in Section 11.1.
      ------------------------

     "Content" has the meaning given in the Certificate of Incorporation.
      -------

     "Damages" has the meaning given in the Certificate of Incorporation.
      -------

     "Default Rate" shall mean a per annum rate of interest equal to the Prime
      ------------
Rate plus two hundred (200) basis points.

     "Direct Comprehensive Competitor" has the meaning given in Section 5.5.
      -------------------------------

     "Directly Competitive Service" has the meaning given in Section 6.2(a).
      ----------------------------

     "Disproportionate Dilution" has the meaning given in Section 5.7(b).
      -------------------------

     "Effective Date" has the meaning set forth in the preamble.
      --------------

     "Employee" has the meaning given in the Certificate of Incorporation.
      --------

     "Encumbrance" shall mean any mortgage, pledge, security interest, lien,
      -----------
restriction on use or transfer, other than those imposed by law, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations of the Commission promulgated thereunder, as amended.

     "Exercise Notice" has the meaning given in Section 7.1(b).
      ---------------

     "Fair Market Value" shall mean, with respect to any Common Stock of the
      -----------------
Company as of any date, the average closing price for the Class A Common Stock as quoted on any national securities exchange or on the NASDAQ National Market System for the fifteen trading days ending on the second trading day prior to such date as reported in the Eastern Edition of The Wall Street Journal. If the
                                                 -----------------------
Class A Common Stock shall not be listed on any such exchange or traded on any such automated quotation system on all such trading days during such 15-trading day period, the closing or latest reported price for Class A Common Stock in the over-the-
counter market on each trading day on which such shares are not so listed or traded as reported by NASDAQ or, if not so reported, then the last sale price for each such day, as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services (as determined by the Board), shall be deemed to be the closing price on such trading day. If, at a time when the Class A Common Stock is trading other than on such an exchange, there shall not have been a sale on any such trading day, the mean of the last reported bid and asked quotations as reported in the Eastern Edition of The Wall Street Journal for Class A Common Stock on
                          -----------------------
such day shall be deemed to be the closing price. If the shares of Class A Common Stock shall not be so reported on any of such trading days, then the Fair Market Value per share of such Class A Common Stock shall be the fair market value thereof as determined in the reasonable judgment of the Board of Directors. For the purpose hereof, "trading day" shall mean a day on which the securities exchange or automated quotation system specified herein shall be open for business or, if the shares of Class A Common Stock shall not be listed on such exchange or automated quotation system for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

     "GCL" shall mean the General Corporation Law of the State of Delaware.
      ---

     "GLA" shall mean Galaxy Latin America, LLC, a limited liability company
      ---
organized under the laws of the State of Delaware, and its successors.

     "Governmental Authority" shall mean any domestic or foreign national, state
      ----------------------
or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

     "Holder" shall mean, as of any date, a holder of Series B Preferred Stock,
      ------
Series C Preferred Stock, Class B Common Stock or Class C Common Stock outstanding on such date.

     "Interactive Services" has the meaning given in the Certificate of
      --------------------
Incorporation.

     "Internet Portal Services" has the meaning given in the Certificate of
      ------------------------
Incorporation.

     "Launch" shall mean the first commercial availability of an Interactive
      ------
Service to potential Subscribers in the Territory or a country in the Territory, as applicable.

     "Localized" or "Localization" shall mean (a) the translation of an
      ---------      ------------
Interactive Service into the language(s) primarily used in a particular country; and (b) the localization of Content and/or Communication Services, as the case may be, available through such Interactive Service that is specific to such country.

     "Maximum Disproportionate Dilution" has the meaning given in section
      ---------------------------------
5.7(b).

     "Non-Access Service" has the meaning given in Section 6.2(a).
      ------------------

     "ODC" has the meaning given in the preamble.
      ---

     "ODC Business Unit" has the meaning given in Section 5.2.
      -----------------

     "ODC Directors" shall mean, collectively, the Class C Directors of the
      -------------
Company (as such term is defined in the Certificate of Incorporation).

     "Operating Entity" has the meaning given in the Certificate of
      ----------------
Incorporation.

     "Parent Entity" has the meaning given in the Certificate of Incorporation.
      -------------

     "Party" shall mean each of AOL, ODC and the Company, and each other Person
      -----
who becomes a party to this Agreement in accordance with the provisions hereof.

     "PC Access Services" has the meaning given in the Certificate of
      ------------------
Incorporation.

     "Permanent Subscriber" shall mean, as of any date and with respect to any
      --------------------
Access Service, a Subscriber that has used the applicable Access Service during the longer of (i) the ninety (90)-day period preceding such date and (ii) the period preceding such date consisting of sixty (60) days plus the duration of any free trial period involving such service to which such person is entitled. Notwithstanding the foregoing, if one or more Access Services is bundled with one or more other Access Services, a Subscriber shall be deemed to be a Permanent Subscriber if the foregoing test has been met with respect to at least one of such bundled Access Services.

     "Person" shall mean an individual, sole proprietorship, corporation,
      ------
partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a Governmental Authority.

     "Preferred Stock" has the meaning set forth in the recitals above.
      ---------------

     "Prime Rate" shall mean, for any date, the rate of interest per annum
      ----------
publicly announced from time to time as the prime rate in effect as of such date as reported in the "Money Rates" column of the Eastern Edition of The Wall
                                                                  --------
Street Journal or other comparable source as agreed to by the Parties if The
--------------                                                           ---
Wall Street Journal is not then publishing such figures.  Each change in the
-------------------
Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Public Sale" shall mean a sale of securities pursuant to an offering
      -----------
registered under the Securities Act or in a transaction pursuant to Rule 144 of the Securities Act.

     "Purchase Notice" has the meaning given in Section 5.7(b).
      ---------------

     "Registration Rights Agreement" has the meaning given in Section 6.1.
      -----------------------------

     "Restricted Activities" has the meaning given in Section 4.1(a).
      ---------------------

     "Restricted Transferee" shall mean any Person that would cause a
      ---------------------
Stockholder to be in violation of the non-competition provisions of Article IV hereof if such person became and remained a Special Affiliate of such Stockholder and shall include, without limitation, each of Terra Networks, Star Media, Universo Online, IG.com, El Sitio/O Site, Telmex/Prodigy, Ciudad Internet/Clarin, Microsoft or any of their respective Affiliates.

     "RSL-LA" shall mean RSL Communications, Latin America, Ltd., an
      ------
international business company organized under the laws of the British Virgin Islands, and its successors in interest.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission thereunder, as amended.

     "Series B Preferred Stock" has the meaning set forth in the recitals above.
      ------------------------

     "Series C Preferred Stock" has the meaning set forth in the recitals above.
      ------------------------

     "Significant Competitor" with respect to Access Services shall mean any
      ----------------------
Person (a) having Access Service Permanent Subscribers in those countries within the Territory in which the Company provides Access Services equal to or greater than [************] ([**]%) of the Access Service Permanent Subscribers of the Company in the Territory, provided that such Person has at least [*****] PC Access Service Permanent Subscribers in the Territory, or (b) having Access Service Permanent Subscribers in Brazil equal to or greater than [********** ****] ([**]%) of the Access Service Permanent Subscribers of the Company in Brazil, provided that such Person has at least [*****] PC Access Service Permanent Subscribers in Brazil.

     "Special Affiliate" has the meaning given in Section 4.1(a).
      -----------------

     "Special Committee" has the meaning given in the Certificate of
      -----------------
Incorporation.

     "Stockholder" has the meaning set forth in the preamble.
      -----------

     "Strategic Partner" shall mean any Person who acquires 25% or more of the
      -----------------
equity of the Company and who provides a strategic benefit to the Company in the form of a contractual relationship or contribution of material, in-kind assets.

     "Subscriber" shall mean, as of any date of determination and with respect
      ----------
to any Interactive Service, any Person who has opened an account with or otherwise registered as a user of such Interactive Service.

     "Subsidiary" has the meaning given in the Certificate of Incorporation.
      ----------

     "Term" has the meaning given in Section 9.1.
      ----

     "Territory" has the meaning given in the Certificate of Incorporation.
      ---------

     "Traditional Media Services" shall mean the delivery of movies, television
      --------------------------
shows, sporting events and other forms of traditional entertainment products intended to be viewed or experienced in uninterrupted fashion (i.e., non-interactive) from beginning to end over ISDN, cable, satellite, fiber optics or other form of broadcast media.

     "Transfer" shall mean, whether directly or indirectly by merger, operation
      --------
of law or otherwise, any sale, assignment, conveyance, transfer, donation or any other means to dispose of, or pledge, hypothecate or otherwise encumber in any manner whatsoever, or permit or suffer any Encumbrance.

     "TV Access Services" has the meaning given in the Certificate of
      ------------------
Incorporation.

     "Voting Stock" shall mean securities having the right to vote generally in
      ------------
any election of Directors of the Company (other than solely by reason of the occurrence of an event).

     "Warrant" shall mean that certain warrant of even date herewith and issued
      -------
by the Company to AOL.

     "Wholly Owned Affiliate" shall mean with respect to any Person any other
      ----------------------
Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person that is directly or indirectly wholly-owned by the Cisneros Family shall be deemed a Wholly Owned Affiliate of ODC.

     "Wireless Access Services" has the meaning given in the Certificate of
      ------------------------
Incorporation.

     "Worse Offer" has the meaning given in Section 5.5.
      -----------

     Section 1.2 Usage Generally; Interpretation. Whenever the context may
                 -------------------------------
require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All references to Dollars or use of the "$" symbol shall mean United States Dollars.

                                   ARTICLE II
                                     PURPOSE

     Section 2.1  Purpose.   The Stockholders have entered into this Agreement
                  -------
to provide for the manner of dealing in their capacities as stockholders with certain matters involving the management, conduct and operation of the Company, including without limitation:

          (a) To ensure that the Company's sole line of business shall be to provide Interactive Services within the Territory (the "Business");
                                                             --------
     provided, however, that unless and until AOL and ODC shall otherwise agree in accordance with the provisions hereof and the Certificate of Incorporation, the Business of the Company shall be limited to providing PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services, and Internet Portal Services in the Territory; and provided, further, however, that the Company shall not Launch any TV Access Services, Wireless Access Services or Internet Portal Services in any country within the Territory unless and until such Launch shall have been approved by the Special Committee in accordance with the provisions of the Certificate of Incorporation.

          (b) To ensure that the Company conducts the Business under the brand names "AOL" and/or "America Online" pursuant to the terms and conditions of the AOL License and CompuServe pursuant to the terms and conditions of the CIS License.

     Section 2.2  No Partnership.
                  --------------

          (a) Nothing in this Agreement shall be construed as creating between or among any of the Parties a partnership or joint venture.

          (b) Except as expressly provided herein or as approved in writing by the represented Party, no Party shall have the right to represent the other Party in negotiations with third parties. No Party shall have the right to enter into an agreement with a third party for the account of the other Party or for their joint account, except as expressly provided herein or as may be hereafter approved, or agreed to, by the Parties in writing.


     Section 2.3  Voting.  To effectuate the intent of Section 2.1 and subject
                  ------
to any agreement reached by the Stockholders in connection with the admission of a third-party equity participant in the Company as provided in Section 5.7, the Stockholders shall vote their shares of Voting Stock in accordance with the provisions of Article III hereof.


                                   ARTICLE III
                                VOTING PROVISIONS

     Section 3.1  Voting Agreements.  The Stockholders agree to vote all shares
                  -----------------
of Voting Stock held by them or their respective Affiliates so as to cause the following:

          (a) The election of each Class A Director (as defined in the Certificate of Incorporation) proposed for election by the Special Committee; and

          (b) The approval of any expansion of the Business in which the Company shall be permitted to engage as and when (i) the Company obtains the right to engage in any such expanded Business in accordance with the provisions of Section 2.9 of the AOL License and (ii) the Company shall elect to pursue such expanded business in accordance with the provisions of the AOL License and the Certificate of Incorporation, including, without limitation, voting to approve any amendment of the Certificate of Incorporation as and to the extent required to effect any such expansion of the Business.


                                   ARTICLE IV
                                 NON-COMPETITION

     Section 4.1  Non-Competition with the Company
                  --------------------------------

          (a)(i) Subject to the cure provisions of Section 4.2(b), from the Effective Date until December 15, 2003 and thereafter for so long as each of AOL and ODC, together with their respective Wholly-Owned Affiliates and, with respect to ODC only, Cisneros Family members, holds shares of Voting Stock equal to at least twenty percent (20%) of the issued and outstanding shares of Voting Stock (as adjusted to negate the effect of (1) the admission of third parties admitted as equity participants as contemplated in Section 5.7 hereof, (2) the issuance of any Company Securities by the Company or (3) the issuance of any Company Securities upon exercise of the Warrant) neither Stockholder (nor any third party admitted as a stockholder of the Company in accordance with this Agreement) nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholder, through a Special Affiliate or otherwise, provide, acquire or hold any interest in:

               (A) a Person providing, or otherwise participating in the provision within the Territory of, a PC Access Service that is a Significant Competitor or Persons providing, or otherwise participating in the provision within the Territory of, PC Access Services that taken together are Aggregated Significant Competitors; or,

               (B) in the case of AOL and its Special Affiliates, a Spanish or Portuguese language AOL-branded or CompuServe-branded Internet Portal Service targeted at end users residing in the Territory (except that AOL shall have the right to offer such service in one or more countries within the Territory directly or together with a third party pursuant to and in compliance with the provisions of Section 2.9 of the AOL License).

          (ii) Subject to the cure provisions of Section 4.2(b), from ________, 2000 until ___________, 2005 and thereafter for so long as each of AOL and ODC, together with their respective Wholly-Owned Affiliates and, with respect to ODC only, Cisneros

     Family members, holds shares of Voting Stock equal to at least twenty percent (20%) of the issued and outstanding shares of Voting Stock (as adjusted to negate the effect of (1) the admission of third parties admitted as equity participants, the result of which is that ODC suffers a disproportionate dilution as contemplated in Section 5.7(b) hereof or (2) the issuance of any Company Securities by the Company upon the exercise of the Warrant) neither AOL nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholder, through a Special Affiliate or otherwise, provide, acquire or hold any interest in a Person providing in the Territory, or otherwise participating in the provision within the Territory of, an AOL-branded TV Access Service or an AOL-branded Wireless Access Service.

          (iii) Subject to the cure provisions of Section 4.2(b), from ________, 2000 until __________, 2005 neither ODC nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholder, through a Special Affiliate or otherwise, provide, acquire or hold any interest in a Person providing in the Territory, or otherwise participating in the provision within the Territory of, TV Access Services or Wireless Access Services that is a Significant Competitor or Persons providing or otherwise participating in the provision within the Territory of TV Access Services or Wireless Access Services that taken together are Aggregated Significant Competitors.

          For purposes of this Section 4.1(a), "Special Affiliate" shall mean
                                                -----------------
     any Affiliate or other entity in which a Party or the Cisneros Family holds a direct and/or indirect ownership interest of at least thirty-five percent (35%), or, in the case of RSL-LA or GLA, in which ODC or the Cisneros Family holds a direct and/or indirect ownership interest of greater than fifty percent (50%). For the purposes of this Section 4.1(a), "Access
                                                                    ------
     Services", as it relates to the definition of PC Access Services, TV Access
     --------
     Services and Wireless Access Services, shall include what would otherwise be a non-Access Service if any such services are bundled with a third-party Access Service in a joint venture, profit sharing, joint marketing or like arrangement, whereby: (x) the non-Access Service serves as the default homepage for the Access Service, (y) the non-Access Service and Access Service are promoted or marketed as the same service or under the same brand, or (z) consumers otherwise may reasonably conclude that such bundled services are one and the same. For the avoidance of doubt, a link on the homepage of a third-party Access Service to a non-Access Service and/or the promotion of the non-Access Service as one of the services available to the end users of the Access Service shall not render the non-Access Service(s) an "Access Service" for purposes of this Section 4.1(a). (All prohibited activities under this Section 4.1(a) shall be collectively referred to as "Restricted Activities".) For the avoidance of doubt, (i) with respect to
     ----------------------
     PC Access Services, TV Access Services and Wireless Access Services, a Stockholder shall not be deemed to be engaging in a Restricted Activity, regardless of whether the applicable Person is a Significant Competitor or together with other Persons is an Aggregated Significant Competitor, unless the Stockholder has a direct and/or indirect ownership interest in the applicable Person or Persons of at least thirty five percent (35%) and (ii) ODC shall not be deemed to be engaging in a Restricted Activity with respect to GLA and/or RSL-LA, regardless of whether GLA or RSL-LA is a

     Significant Competitor or taken together are Aggregated Significant Competitors, unless ODC or the Cisneros Family has a direct and/or indirect ownership interest in GLA and/or RSL-LA, as applicable, of greater than fifty percent (50%).

          (b) Notwithstanding paragraph (a), Restricted Activities shall exclude:

               (i) Traditional Media Services;

               (ii) IP (i.e., Internet protocol) telephony services; and

               (iii) AOL's GlobalNet international roaming communications network services.

          (c) For the avoidance of doubt and subject to the definition of Access Services in Section 4.1(a) above as it relates to PC Access Services, TV Access Services and Wireless Access Services, AOL, directly or together with a third party, shall have the right to offer in the Territory:

               (i) Spanish or Portuguese language AOL-branded and CompuServe-branded online or Internet services that are not Access Services to the extent provided in Section 2.9 of the AOL License; and

               (ii) Non-AOL-branded and non-CompuServe-branded Access Services or other services that are not PC Access Services.

          (d) For the avoidance of doubt, notwithstanding the termination or non-applicability of the non-competition provisions of Section 4.1(a), AOL shall have no right to engage in PC Access Services, TV Access Services or Wireless Access Services or Restricted Activities in the Territory using the AOL Marks or CIS Marks:

               (i) except to the extent expressly provided in this Section 4, the AOL License or the CIS License, or

               (ii) unless the AOL License or CIS License terminates or is amended to allow such use of the AOL Marks or CIS Marks in accordance with the express terms of the AOL License or CIS License.


     Section 4.2  Repurchase Upon Breach.
                  ----------------------

          (a) Subject to the other provisions of this Section 4.2, if a Stockholder and/or a Special Affiliate thereof violates the prohibitions of
     Section 4.1(a)(i) or (iii) and, if applicable, does not remedy such violation as provided in Sections 4.2(c) and (d), and such Stockholder and/or Special Affiliate fails to cure such violation and, if applicable, fails to remedy within thirty (30) Business days of receiving written notice from the other Stockholder, then, in addition to other remedies available herein or under law or equity, if

     ODC or one of its Special Affiliates is the breaching Person, the Company shall have the right to purchase all, but not less than all, of ODC's shares of Voting Stock in the Company (collectively, "ODC's Holdings") at
                                                           --------------
     their Fair Market Value, less, to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. If the Company elects not to purchase ODC's Holdings upon any breach by ODC or one of its Special Affiliates hereunder, then AOL shall have the right to purchase all, but not less than all, of ODC's Holdings on the same terms. If AOL or one of its Special Affiliates is the breaching Person, then ODC shall have the right to require AOL to purchase all, but not less than all, of ODC's Holdings at their Fair Market Value plus, to the extent such damages are reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. The Company or AOL, as applicable, shall purchase such ODC Holdings in cash, provided that, (i) if the Company has elected to purchase ODC's Holdings, the Company may effect such purchase by delivery of its promissory note, in the full amount of the purchase price therefor, payable over three years with interest at the Default Rate, compounded annually, and (ii) if AOL is the purchasing party, then at the option of the non-breaching party, AOL shall purchase ODC's Holdings in cash or in freely tradable shares of AOL common stock in installments over a three (3)-year period, with interest at the Default Rate compounded annually (the "Installment Payments"), subject
                                                --------------------
     to the Liquidity Requirements as set forth in paragraph (f) below. If Installment Payments are chosen, or if the Company elects to effect its purchase of ODC's Holdings by delivery of its promissory note, then the purchase price shall be paid in equal quarterly installments of principal and interest over the applicable period, and evidenced by a promissory note in form and substance reasonably satisfactory to ODC. At ODC's election the note or Installment Payments shall be secured by ODC's Holdings being purchased. If any third party admitted as a stockholder of the Company as contemplated in Section 5.7 violates the prohibitions contained in Section 4.1(a) and does not remedy such violation as provided in Sections 4.2(c) or
     (d), then, in addition to other remedies available herein or under law or equity, the Company shall have the right to purchase all, but not less than all, of such third party's shares of Voting Stock in the Company at their Fair Market Value, less, to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. If the Company fails to exercise such right, then AOL and ODC shall have the right to purchase all or any part of such third party's shares of Voting Stock in the Company at their Fair Market Value, less to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach. AOL and ODC shall each be entitled to purchase a portion of such third party's shares in proportion to the shares of Voting Stock originally sold by AOL and/or ODC to such third party equity participant, if any, or if no such shares were originally sold by AOL or ODC, in proportion to their then respective percentage ownership interests in the Voting Stock. If either Stockholder chooses not to so purchase any part of a third party's shares that it is permitted to buy under this Section 4.2, then the other Stockholder may, at its option, purchase all of the remainder of such third party's shares.

          (b) If, after the Effective Date, a Stockholder and/or any of its Special Affiliates (the "Acquiring Party") intends to acquire an interest
                              ---------------
     in a Person or Persons (which as a result of such acquisition would be a Special Affiliate(s)) that, directly or indirectly, as part of its or their activities would cause a Stockholder and/or any of its Special Affiliates to be engaged in Restricted Activities, then the Acquiring Party shall use its commercially reasonable efforts (subject to any applicable confidentiality obligations) to notify the other Stockholder and the Company of such intent to acquire such interest. If a Stockholder is precluded from providing the complete notice required hereunder due to a conflicting confidentiality obligation, the Stockholder must, at a minimum, notify the other Stockholder and the Company that a conflicting confidentiality obligation is preventing it from full compliance with this
     Section 4.2(b).

          (c) If, after the Effective Date, the Acquiring Party acquires an interest in a Person or Persons (which as a result of such acquisition becomes a Special Affiliate(s) of the Acquiring Party) that, directly or indirectly, engages in Restricted Activities, then the Acquiring Party shall have the option, in its sole discretion, of either: (y) divesting the Restricted Activities to the extent necessary to be in compliance with
     Section 4.1 within one (1) year from the date on which the Acquiring Party has acquired such an interest in Restricted Activities, or (z) offering first to the Company and, if not accepted by the Company, then to the other Stockholder, an opportunity to participate in the Restricted Activities or offering to contribute that part of the Person conducting Restricted Activities to the Company in exchange for payment by the Company of the fair market value thereof. If the Acquiring Party makes an offer pursuant to clause (z) above, and neither the Company nor the other Stockholder agrees to acquire such interest for any reason or the Company does not agree to pay for the Restricted Activities, then the Acquiring Party shall divest the Restricted Activities to the extent necessary to be in compliance with Section 4.1 within the later of: (A) one (1) year from the date on which the Acquiring Party has acquired such an interest in the applicable Person(s), or (B) six (6) months after receiving written notice rejecting the Acquiring Party's offer from both the other Stockholder and the Company, but, in any case, no later than eighteen (18) months after the date on which the Acquiring Party has acquired such an interest in the Person.

          (d) Notwithstanding any other provision of this Agreement, during the period that the non-competition provisions of Section 4.1(a) are in force, if:

               (i) the activities of any Stockholder or any of its Special Affiliates result in such Stockholder and/or its Special Affiliate(s) becoming a Significant Competitor providing PC Access Services (or, in the case of ODC and/or its Special Affiliates, TV Access Services or Wireless Access Services) in the Territory, or

               (ii) the activities of the Stockholder and its Special Affiliates result in such Stockholder or Special Affiliate together becoming an Aggregated Significant Competitor providing PC Access Services (or, in the case of ODC and/or its Special Affiliates, TV Access Services or Wireless Access Services) in the Territory,

     then the Stockholder and/or the Special Affiliate(s), as the case may be, shall have the option, in its or their sole discretion, of either: (y) divesting the Restricted Activity to the extent necessary to be in compliance with Section 4.1 within one (1) year from the date on which it becomes a Significant Competitor or an Aggregated Significant Competitor, as the case may be, or (z) offering first to the Company and, if not accepted by the Company, then to the other Stockholder, an opportunity to participate in the Restricted Activities or offering to contribute that part of the Person conducting Restricted Activities to the Company in exchange for payment by the Company of the fair market value thereof. If the Acquiring Party makes an offer pursuant to clause (z) above, and the Company does not agree to pay for the Restricted Activity for any reason or the Company or the other Stockholder does not agree to acquire such interest for any reason, then the Acquiring Party shall divest the Restricted Activity to the extent necessary to be in compliance with
     Section 4.1 within one (1) year from the date on which the applicable Person(s) became a Significant Competitor or Aggregate Significant Competitor, as the case may be.

          (e) Notwithstanding any other provision of this Agreement, during the period that the non-competition provisions of Section 4.1(a)(i) and (iii), as applicable, are in force, either Stockholder, either directly or through a Special Affiliate, may acquire or hold an interest in a Person providing, or otherwise participating in the provision of, PC Access Services, TV Access Services (except AOL-branded TV Access Services) and Wireless Access Services (except AOL-branded Wireless Access Services) within the Territory so long as such Person is not a Significant Competitor and such Person, together with the applicable Stockholder and its Special Affiliates, is not an Aggregated Significant Competitor.

          (f) The "Liquidity Requirements" shall be deemed satisfied only if AOL provides unconditional guarantees to ODC, in form and substance reasonably satisfactory to ODC, that provide reasonable assurances that ODC can sell an amount of the AOL common stock received at a price sufficient to provide the same amount of money to ODC on approximately the same time schedule that ODC would have received if AOL had chosen to make Installment Payments in cash and guarantee that if ODC cannot do so, AOL will pay the difference to ODC. ODC recognizes, however, that it may not "dump" or otherwise sell such AOL stock in a manner that would disrupt the market for such stock, and accordingly, the parties shall mutually agree to a procedure and timetable for the most rapid liquidation of such AOL stock that does not disrupt the market therefor. Notwithstanding the foregoing, if for any reason ODC does not sell its AOL stock or any portion thereof within forty-five (45) days of receipt of such AOL stock or, if later, within the timetable agreed upon, AOL cannot and does not guarantee that the AOL stock given to ODC will be equivalent in value to the cash Installment Payments.

          (g) If the Company and an Acquiring Party are unable to agree on the fair market value of the part of any Person conducting Restricted Activities which such Acquiring

     Party is required to offer to the Company pursuant to Section 4.1(c) or 4.1(d), then either party may request an appraisal of such fair market value by delivery of such a request in writing to the other. Such appraisal shall be conducted by an investment banking firm of international standing with experience in valuations of the type of business in question reasonably acceptable to each of the Company and the Acquiring Party. If the Acquiring Party acquired the Person that is conducting the Restricted Activities pursuant to arm's length negotiations with an un-Affiliated party, then the appraisal of such investment banking firm shall be limited to determining the percentage of purchase price paid by the Acquiring Party for such Person attributable to the Restricted Activities. Otherwise, the investment banking firm may make such appraisal on whatever basis it reasonably may determine. Any such appraisal shall, absent manifest error, be binding on the Company, the Acquiring Person and the other Stockholder for all purposes under this Section 4.1.



                                    ARTICLE V
                            RESTRICTIONS ON TRANSFERS

     Section 5.1  Prohibited Transfers. Except as expressly permitted in this
                  --------------------
Agreement, neither Stockholder nor any of their respective Affiliates, including any direct or indirect beneficial owner or ultimate parent of any such entity (including AOL and ODC), shall, directly or indirectly, Transfer any of the right, title or interest in (i) any shares of Preferred Stock or Common Stock or
(ii) any of their Affiliates which beneficially own, either directly or indirectly, any shares of Preferred Stock or Common Stock. Except for Transfers duly made in accordance with this Article V, no Transfer of Preferred Stock or Common Stock by a Stockholder shall be valid as against the Company and its stockholders and any purported transfer not so made in accordance with Article V shall be null and void and of no force or effect as against the Company and the other Stockholder.

     Section 5.2  Permitted Transfers.
                  -------------------

          (a) Notwithstanding anything in this Agreement to the contrary, each Stockholder (or any permitted transferee under clauses (i) through (iv) below) may Transfer shares of Voting Stock owned by it and its rights under this Agreement as they relate to such transferred Voting Stock as follows:

               (i) All or part of the shares of Voting Stock owned by it and its rights under this Agreement to any transferee that is a Wholly Owned Affiliate or Parent Entity of a Stockholder provided that no Restricted Transferee owns or thereafter shall own an interest in such Parent Entity, which interest, with respect to a Parent Entity, is acquired directly from such Parent Entity or from one of its Affiliates;

               (ii) All or part of the shares of Voting Stock owned by it and its rights under this Agreement to any transferee admitted to the Company as a third party equity holder pursuant to the provisions of
          Section 5.7 hereof;

               (iii) Up to twenty percent (20%) of the shares of Voting Stock of such Stockholder to transferees that comprise members of the Cisneros Family and/or Employees of the Stockholders, provided that (x) prior to the effective date of any such transfer, the prospective transferees shall enter into a voting agreement, in form and substance satisfactory to the Company and the non-transferring Stockholder, pursuant to which the transferring Stockholder shall retain all voting rights attributable to the transferred shares or (y) such transfers are of Class A Common Stock;

               (iv) All of the shares of Voting Stock owned by it and its rights under this Agreement if such Transfer is part of the Transfer to any party acquiring all (or substantially all) of (A) the business of AOL, or (B) the ODC Business Unit. For purposes hereof, "ODC Business Unit"
                                                              -----------------
          means any Person or Persons that individually or collectively owns all of the equity interests of ODC and its Affiliates and the Cisneros Family in the Company and RSL-LA; and

               (v) All or part of the shares of Voting Stock owned by it as a result of the pledge, hypothecation or other similar financing transaction so long as the transferring stockholder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction.

     In the event of any Transfer of any Company Securities other than Class A Common Stock pursuant to Sections 5.2(a)(i) through (iv), the transferee thereof (or subsequent transferee) shall be entitled to the rights and privileges set forth in this Agreement and shall be bound and obligated by the provisions of this Agreement. As a condition to any such Transfer permitted pursuant to this Section 5.2(a), each transferee that will own shares of Voting Stock (other than shares of Class A Common Stock) shall, prior to such transfer, agree in writing to be bound by all of the provisions of this Agreement and no such transferee shall be permitted to make any Transfer which the original transferor was not permitted to make. In connection with any Transfer of any Company Securities other than Class A Common Stock pursuant to this Section 5.2(a), the transferee shall execute and deliver to the non-transferring Stockholder and the Company such documents as may reasonably be requested by the non-transferring Stockholder and/or the Company to evidence the same.

          (b) Each Stockholder may Transfer some or all of the shares of Voting Stock owned by it to the other Stockholder.

          (c) Each Stockholder may Transfer some or all of the Class A Common Stock owned by it in a Public Sale.

     Section 5.3  Rights of First Refusal.
                  -----------------------

          (a) Except with respect to Transfers permitted pursuant to Section 5.2, if a Stockholder wants to Transfer any shares of Voting Stock to any other Person (other than to a Restricted Transferee or pursuant to a pledge, hypothecation or other similar financing transaction in which the transferring Stockholder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) in a bona fide transaction, such Stockholder (the "Offeror") shall be entitled to do so provided that such Offeror first
     --------
     offers to sell such shares of Voting Stock to the other Stockholder (the "Offeree") at the same price and the same terms and conditions as the
     --------
     Offeror would receive from such other Person. The Offeror shall submit to the Company and the Offeree a written notice (the "Offer Notice") stating
                                                        ------------
     in reasonable detail such price or other consideration and such terms and conditions and identifying the Person and all Persons who beneficially own more than five percent (5%) of such Person, proposing to purchase the shares of Voting Stock. The Offeree shall have a period of thirty (30) days after the receipt of the Offer Notice in which to accept or reject such offer. If the Offeree elects to accept such offer, which acceptance must be for all and not part of the Voting Stock offered for sale, it shall so indicate within such thirty (30) day period by notice to the Offeror. The notice required to be given by the Offeree shall specify a date for the closing of the purchase which, subject to the expiration or early termination of any waiting period required by any Governmental Authority and the receipt of any required approvals of any Governmental Authority, shall not be more than thirty (30) days after the date of the giving of such notice.

          (b) If the Offeree does not exercise its right to purchase all of the shares of Voting Stock offered for sale pursuant to the provisions of this
     Section 5.3, the Offeror of such shares of Voting Stock shall have the right to sell to the Person identified in the Offer Notice, subject to the provisions of this Agreement, all (but not less than all) of such shares of Voting Stock on the same terms and conditions including the price or other consideration specified in the Offer Notice, free from the restrictions of
     Section 5.1 of this Agreement (for purposes of such specific transaction, but not for purposes of any subsequent transaction) in a bona fide transaction, for a period of ninety (90) days from the date that the Offer expires hereunder, provided that any such purchaser shall prior to such transfer, if such purchaser shall be receiving shares of Voting Stock, other than shares of Class A Common Stock, agree in writing to be bound by all of the provisions of this Agreement. At the end of such ninety (90) day period, the Offeror shall notify the Company and the Offeree in writing whether its shares of Voting Stock have been sold in a bona fide transaction during such period. To the extent not sold during such ninety
     (90) day period, all of such shares of Voting Stock shall again become subject to all of the restrictions and provisions of this Section 5.3.

          (c) If the Offeree accepts the offer set forth in the Offer Notice, the purchase price or other consideration per share of the shares of Voting Stock purchased by the Offeree shall be the price or other consideration per share offered to be paid by the prospective transferee described in the Offer Notice, which price shall be paid in cash and/or such other consideration, at the election of the Offeree.

          (d) If the Offeree accepts the offer set forth in the Offer Notice, the closing of the purchase shall take place at the principal office of the Company or such other location as shall be mutually agreeable to the Offeror and Offeree, and the purchase price shall be paid at the closing by wire transfer of immediately available funds or in such other appropriate form if for consideration other than cash. At the closing, the Offeror shall deliver to the Offeree the certificates evidencing the shares of Voting Stock to be transferred, duly endorsed and in negotiable form as well as the items listed in Section 5.4.

     Section 5.4  Closing Deliveries.  The Offeror at a closing under this
                  ------------------
Article V shall deliver to the Offeree the following:

          (a) A duly executed stock power, "Deed of Transfer" or other appropriate instrument conveying to the Offeree the shares of Voting Stock being purchased by the Offeree, free and clear of any Encumbrances, except those in this Agreement which are expressly assumed. If less than all of the shares of Voting Stock evidenced by a stock certificate are being purchased, the Company shall, upon receipt of such duly endorsed stock certificate, issue to the Offeree a stock certificate evidencing the shares being purchased and issue to the Offeror a stock certificate evidencing the number of shares not being purchased.

          (b) A statement from the Offeror that: (i) except as set forth therein, the Offeror has no claim against the Company in respect of the shares of Voting Stock being transferred, including for any unpaid dividends; and (ii) the Offeror shall perform any of its obligations under this Agreement that shall continue to be applicable to the Offeror after such transfer of shares or shall guarantee any such obligations as may be assumed by the Offeree, unless such guarantee is not then required by the other parties to this Agreement.

     Section 5.5  Direct Comprehensive Competitor.  Before ODC or any of its
                  -------------------------------
Affiliates may Transfer any shares of Voting Stock offered by ODC or any of such Affiliates pursuant to this Article V to a "Direct Comprehensive Competitor" (as defined below) of AOL, ODC shall provide AOL with commercially reasonable notice of its intentions and the terms of the contemplated transaction. Before ODC or any of its Affiliates may consummate any transaction with such Direct Comprehensive Competitor, AOL shall have a right, exercisable within thirty (30) days after written notice from ODC, to purchase such shares on the same terms as those offered by ODC and/or its Affiliates to the Direct Comprehensive Competitor. If AOL does not accept this opportunity to purchase ODC's and/or its Affiliates' shares and ODC and/or its Affiliates wishes to sell such shares to the Direct Comprehensive Competitor at a price lower than the price offered to AOL, or on material terms which, when taken as a whole, are less favorable to ODC and/or its Affiliates than those offered to AOL (a "Worse Offer"), ODC shall
                                                        -----------
notify AOL of its intentions and the terms of the Worse Offer. Before ODC and/or its Affiliates may consummate any Worse Offer transaction with such Direct Comprehensive Competitor, AOL shall have a right to purchase ODC's and its Affiliates' shares on the same terms as such Worse Offer, exercisable within thirty (30) days of written notice from ODC. For purposes of this Section 5.5, a "Direct Comprehensive Competitor" shall mean a Person or
                     -------------------------------
entity which owns or controls, directly or indirectly, a multinational business that includes the provision of comprehensive horizontal (i.e., across multiple, diverse subject areas) Interactive Services containing Content of general interest as may be organized under such subject areas as news, sports, and finance, including, by way of example, [**********************].

     Section 5.6 Purchase of the ODC Holdings; Installment Payments.  ODC hereby
                 --------------------------------------------------
agrees that AOL and/or the Company, as applicable, may designate a Subsidiary or a third party as the acquirer of all or any of ODC's shares of Voting Stock it may be entitled to purchase hereunder, provided that AOL and/or the Company, as applicable, unconditionally guarantees the required purchase payments to ODC.

     Section 5.7 Third-Party Equity Participants.  AOL, ODC and the Company
                 -------------------------------
shall evaluate the benefits of admitting one or more significant third-party equity stockholders to the Company, and (except as expressly set forth in this Agreement) any such admission of a significant third-party equity participant shall be mutually agreed upon by AOL and ODC in accordance with this Section 5.7 and, if such admission is to be effected in whole or in part by sale of any Company Securities by the Company, submitted for approval of the Special Committee and the Board in accordance with the provisions of the Certificate of
Incorporation:

          (a) Either of the Stockholders may identify one or more Strategic Partners, and may enter into discussions with one or more such Strategic Partners with a view to offering to such Strategic Partners an opportunity to participate in the equity ownership of the Company. Before one Stockholder commences negotiations (e.g., making a formal proposal regarding a significant deal point) it shall provide notice to the other Stockholder and the Company which shall have the right to participate in any and all such negotiations. Either Stockholder may, however, direct that such negotiations not commence and such third party not be considered for an interest.

          (b)  Disproportionate Dilution; Call Option.
               --------------------------------------

               (i) Any such admission of a Strategic Partner to the Company shall be accomplished in such a manner that the respective Voting Stock holdings of ODC and AOL in the Company are diluted on a two to one (2 to 1) basis until the aggregate number of shares of Voting Stock owned by ODC is reduced to twenty-five percent (25%) of the aggregate number of shares of Voting Stock then outstanding as adjusted to reflect any stock splits, reverse stock splits, stock dividends, stock issuances and similar capital transactions, and, thereafter the respective Voting Stock holdings of ODC and AOL, respectively, shall be diluted on a one and one-half to one (1.5 to 1) basis (collectively, the "Disproportionate Dilution"). Strategic
                                    -------------------------
          Partners may be admitted at any entity level or levels (e.g., to the Company or any other Subsidiary) and in any manner (e.g., by the issuance of shares by the Company and/or the sale of shares by AOL and/or ODC), provided, however, that the net effect of all transactions admitting Strategic Partners does not dilute ODC's overall (direct or indirect, whether through the Company or otherwise) percentage ownership of the Voting Stock of the

          Company relative to AOL's percentage ownership more than on a 2 to 1 or 1.5 to 1 basis, as applicable ("Maximum Disproportionate
          Dilution").                        ------------------------
          --------

               (ii)  ODC hereby grants the Company and AOL an option (the "Call
                                                                           ----
          Option") to purchase from ODC, and ODC shall be obligated to sell to
          ------
          the Company and AOL, as applicable, such number of shares of Voting Stock then owned by ODC as may be required to effect the Disproportionate Dilution. The Company and/or AOL, as applicable, may exercise the Call Option by written notice (the "Purchase Notice") to
                                                           ---------------
          ODC, which Purchase Notice must be delivered to ODC within thirty (30) days after the admission of a Strategic Partner to the Company. The price at which the Call Option shall be exercised shall be determined pursuant to subsection (A) below, and the date and place of transfer shall be determined pursuant to subsection (B) below.

                    (A)  Price Determination.  The purchase price per share at
                         -------------------
               which the Call Option shall be exercised shall be equal to the Fair Market Value thereof as of the date of delivery of the Purchase Notice.

                    (B)  Date and Place of Transfer.  The purchase and sale of
                         --------------------------
               the shares owned by ODC to the Company and/or AOL, as applicable, pursuant to subsection (b)(ii) above shall take place at the principal place of business of the Company (unless otherwise agreed by the Stockholders), on a date specified by the Company and/or AOL, as applicable, but no later than thirty (30) days after the Purchase Notice has been sent pursuant to subsection
               (b)(ii), unless otherwise agreed by the Stockholders (the "Call
                                                                          ----
               Option Closing").  At the Call Option Closing, the Company and/or
               --------------
               AOL, as applicable, shall tender and ODC shall accept payment of the purchase price by certified or bank check or wire transfer, and ODC shall deliver to the Company and/or AOL, as applicable, in exchange therefor the certificate(s) for the shares of Voting Stock being acquired pursuant to the Purchase Notice, accompanied by duly executed instruments of transfer and the other documents required to be delivered pursuant to Section 5.4 hereof.

          (c) If for any reason the admission of a Strategic Partner results in an aggregate dilution of ODC's relative percentage ownership in the Company greater than the Maximum Disproportionate Dilution, the Stockholders and the Company shall take all actions necessary to ensure that such excessive dilution is eliminated by an adjustment in the form of: (i) the sale or transfer from AOL and/or the Company to ODC of shares of Voting Stock in the Company, and/or (ii) any other measure reasonably agreed upon by the Stockholders, such that after such adjustment the resulting dilution of ODC's ownership interest does not exceed the Maximum Disproportionate Dilution.

          (d) If a Strategic Partner is admitted to the Company, and the manner of effecting the disproportionate dilution is other than pursuant to the Call Option, ODC shall be compensated for any sale or other dilution of ODC's Voting Stock ownership directly or indirectly in an amount equal to the Fair Market Value thereof.

          (e) Any admission of a Non-Strategic Partner to the Company shall dilute AOL and ODC pro rata.

          (f) The method of admitting Strategic Partners and Non-Strategic Partners (e.g., whether to effect such admission by the issuance of shares to such new stockholder and/or the sale of shares by AOL and/or ODC), shall be determined by the Stockholders and, if such method involves the issuance of any Company Securities or other equity securities of the Company, submitted to the Special Committee and the Board for their approval in accordance with the Certificate of Incorporation.

          (g) If the shares of Voting Stock held by AOL and/or ODC shall have been reduced by reason of a sale of a portion of its or their shares of Voting Stock to a Strategic Partner or Non-Strategic Partner as contemplated in this Section 5.7, and such Strategic Partner or Non-Strategic Partner thereafter wants to, or is required to, sell all or a portion of such shares of Voting Stock, AOL and ODC shall cooperate with each other and such Strategic Partner or Non-Strategic Partner, as applicable, so that each of AOL and ODC shall have the right and opportunity to repurchase any such shares of Voting Stock in proportion to the shares of Voting Stock originally sold by AOL and/or ODC to such Strategic Partner or Non-Strategic Partner. If either Stockholder chooses not to purchase any part of a third-party's shares of Voting Stock which it is permitted to buy under this Section 5.7(g), then the other Stockholder or, if it elects not to purchase all of such shares, the Company, may purchase at its option all of the remainder of such third-party's shares of Voting Stock.


                                   ARTICLE VI
                               REGISTRATION RIGHTS

     Section 6.1  Registration Rights.  The shares of Class A Common Stock that
                  -------------------
are issued to the Stockholders by the Company upon conversion of Class B Common Stock or Class C Common Stock or otherwise (including, without limitation, upon conversion of any Series B Preferred Stock received by AOL upon exercise by AOL of the Warrant in whole or in part) shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit E (the
                                                        ---------
"Registration Rights Agreement"). The parties agree that, subject to the advance
------------------------------
notice requirements set forth in the Certificate of Incorporation, any such conversion, exercise or exchange shall, except as otherwise expressly set forth herein or in the Certificate of Incorporation, occur, at the option of the exchanging or converting Stockholder, contemporaneously with the registration of the Class A Common Stock to be received, or the consummation of the sale of such Class A Common Stock pursuant to such registration, or at such other time as such Stockholder shall request in writing.

                                   ARTICLE VII
                       DEFAULT IN CAPITAL CONTRIBUTIONS;
                          ODC ADDITIONAL PROTECTIONS;
                          ODC NON-MONETARY OBLIGATIONS

     Section 7.1  Default in Capital Contributions. ODC shall make additional
                  --------------------------------
capital contributions to AOL Latin America in installments in the amounts and on the dates set forth on Schedule 7.1 hereto. Upon any default by ODC in the timely payment of the full amount of any of such capital contributions, the Company and AOL shall have the right to effect any or all of the following remedies:

          (a) The Company shall have all remedies available at law or in equity if any such contribution is not so made. Interest shall accrue on the unpaid amount thereof at the Default Rate from the date due until the date paid in full. If any legal proceedings relating to the failure of ODC to make such a contribution are commenced by the Company, the prevailing party in such proceedings shall be entitled to its reasonable attorneys' fees and costs in such proceeding. In addition, for the period commencing on the first day of the month in which such default occurs until such default is cured, ODC and each of its Affiliates and Subsidiaries shall not be entitled to any dividends or other distributions in respect of any of their Company Securities, which dividends and distributions shall be applied to the amount of such defaulted contribution and, to the extent not to applied, be paid to ODC and its Affiliates, as applicable, promptly after such default shall be fully cured by ODC.

          (b) If any such default shall continue for a period of five (5) days after the due date of any such capital contribution, then, notwithstanding the Company's and/or AOL's exercise of any additional remedy hereunder, ODC shall be deemed to have granted AOL an option to acquire an irrevocable proxy to vote all Voting Stock, including without limitation, all shares of Series C Preferred Stock and Class C Common Stock, then owned beneficially or of record by ODC and/or any of ODC's Subsidiaries or Affiliates, in such manner as AOL shall determine in its sole discretion except as expressly set forth in paragraph (c) below, including, without limitation, for the removal of one or more Class C Directors (as such term is defined in the Certificate of Incorporation). Such proxy shall be deemed to be issued to AOL immediately upon delivery by AOL of written notice to the Company (the "Exercise Notice"), with a copy to ODC, to the effect that AOL has elected
      ---------------
     to exercise the option granted herein to obtain such proxy. Such proxy shall continue in full force and effect until the first to occur of (i) the date on which payment in full is made by or on behalf of ODC in the full amount of any such defaulted contribution, with interest thereon from the date due until the date so paid at the Default Rate and (ii) the last date on which such proxy legally may be voted by AOL in accordance with the provisions of the GCL.

          (c) If, but only if, any such default shall continue for a period of thirty (30) days after the due date of any such capital contribution, AOL shall have the right to use the proxy granted pursuant to paragraph (b) above to vote all of ODC's shares of Voting Stock to effect the conversion of all of ODC's and its Subsidiaries and Affiliates' Class C

     Common Stock and Series C Preferred Stock into Class A Common Stock and/or approve one or more amendments to the Certificate of Incorporation necessary to effect such conversion.

          (d) AOL shall have the right, but not the obligation, to pay the amount of any such defaulted contribution on ODC's behalf. If AOL exercises such right, AOL shall be deemed to have made a loan to ODC in the amount so paid by AOL, which loan shall be payable on demand and shall bear interest from the date of such payment by AOL until paid in full by ODC at the per annum interest rate equal to the Default Rate. If ODC defaults in payment on demand of any such amount, AOL shall be able to exercise, in addition to any other remedies available to it, the remedies set forth in Sections 7.1(b) and (c) above.

     Section 7.2.  [Intentionally Omitted]

     Section 7.3  ODC Non-Monetary Contributions. As an integral part of ODC's
                  ------------------------------
contribution to the Company, ODC or its Affiliates shall provide to the Company, for the benefit of the Company and its Subsidiaries, the non-monetary contributions and services set forth in any side agreement between the Company, AOL and ODC relating to such Non-Monetary Contributions as may be in effect from time to time. Upon the termination of this Agreement, the rights and obligations arising under any and all such side agreements in effect at the time of termination shall continue in full force and effect until the expiration or termination of such side agreements in accordance with their terms and neither the Company, nor AOL nor ODC shall be obligated to enter into any additional side agreements following the date of termination of this Agreement.


                                  ARTICLE VIII
                            OTHER AGREEMENTS; LEGENDS

     Section 8.1  Legends.  As long as this Agreement shall remain in full force
                  -------
and effect, there shall be inscribed upon each certificate of Voting Stock held by a Stockholder the following legends:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR IN ANY WAY DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF _____________, 2000, AND ANY AMENDMENTS THERETO, BETWEEN AMERICA ONLINE LATIN AMERICA, INC., AMERICA ONLINE, INC. AND RIVERVIEW MEDIA CORP., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED AND ANY SUCH DISPOSITION OR

      ENCUMBRANCE IN VIOLATION OF SAID STOCKHOLDERS' AGREEMENT SHALL BE NULL AND VOID.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

     Section 8.2  LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY BE
                  -----------------------
LIABLE TO THE OTHER (OR TO ANY AFFILIATE OF THE OTHER) FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, PROFITS OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT, WHETHER SOUNDING IN TORT, CONTRACT OR ANY OTHER FORM OF ACTION, EVEN IF THE PARTY AGAINST WHOM SUCH DAMAGES ARE SOUGHT HAS BEEN ADVISED, HAD REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES.



                                   ARTICLE IX
                              TERM AND TERMINATION

     Section 9.1  Term.  The term of this Agreement (the "Term") shall commence
                  ----                                    ----
on the Effective Date and shall terminate (i) by mutual agreement of the Parties in writing, (ii) when the Stockholders have ceased to hold any shares of Voting Stock in the Company, (iii) by termination pursuant to the provisions of Section 9.2, or (iv) on June 30, 2048, whichever occurs first.

     Section 9.2  Termination.  Either Stockholder, at its sole discretion, may
                  -----------
terminate this Agreement by delivering notice of termination and the basis therefor to the other Stockholder and the Company, at such time as the other Stockholder ceases to hold a direct or indirect ownership interest in Voting Stock greater than 10% percent of the number of shares of Voting Stock at any time outstanding (or such lower percentage resulting solely from admission of third-party equity participants pursuant to Section 5.7).


                                    ARTICLE X
                     STANDSTILL PROVISIONS; INDEMNIFICATION

     Section 10.1  Limitations on Holders' Ownership.  Except for purchases of
                   ---------------------------------
Company Securities made in accordance with this Article X, each Holder agrees that until December 15, 2003 it will not, nor will it permit any of its Affiliates other than the Company to directly or indirectly, acquire, offer or propose to any of the Company's stockholders or any third party to acquire, solicit an offer to sell or agree to acquire, by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act), any Company Securities, except as follows:

          (a) a Holder may acquire Company Securities as consideration for such Holder's sale of an asset, property or right to the Company;

          (b) a Holder may acquire Company Securities in connection with such Holder's making of a tender offer or exchange offer for not less than 100% of the shares of Company Securities then outstanding at a price approved by the disinterested members of the Board of Directors of the Company and based upon a fairness opinion delivered to the Board of Directors of the Company by a nationally recognized investment banking firm;

          (c) the Holders shall have the right to acquire in the aggregate shares of Class A Common Stock up to an amount equal to five percent (5%) of the aggregate number of shares of Class A Common Stock outstanding on the Effective Date;

          (d) AOL may exercise the Warrant; and

          (e)  as specifically approved by the Board.

     Notwithstanding the foregoing, nothing in this Section 10.1 shall prohibit any Holder or Affiliate of such Holder from acquiring any Company Securities as a result of any stock dividend, stock split, combination, reorganization, reclassification or similar event affecting the Company's capital structure.

     SECTION 10.2   Indemnification.
                    ---------------

          (a) If, and to the extent that, the Company, any stockholder of the Company or any other Person brings any Action against AOL or ODC or any of their Affiliates or Subsidiaries (or any of their officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) seeking any Damages or injunctive or other equitable relief based on, arising out of or relating to any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of Article THIRD of the Certificate of Incorporation, or which is otherwise taken in reliance upon the provisions of said Article THIRD, the Company shall, to the fullest extent permitted by law, indemnify and hold such Persons harmless from and against all Damages arising out of or in connection with any such Action. The right to indemnification conferred herein shall include the right to be paid by the Company the expenses (including attorneys', accountants', experts' and other professionals' fees, costs and expenses) incurred in defending any such Action in advance of its final disposition (hereinafter, an "advancement of expenses");
                                                -----------------------
     provided, however, that if, but only if and then only to the extent, the GCL requires, an advancement of expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Company of an undertaking (hereinafter, an "undertaking"), by or on behalf of such
                                   -----------
     indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not
                                ------------------
     entitled to be indemnified for such expenses under this Article THIRD or otherwise. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

          (b) If a claim for indemnification under this Section 10.2 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification, if any, set forth in the GCL. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the GCL, nor an actual determination by the Company (including its directors, or a committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 10.2 or otherwise, shall be on the Company.

          (c) The rights to indemnification and to the advancement of expenses conferred in this Section 10.2 shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Certificate of Incorporation, the Company's By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1  Confidential Information.  At all times following the
                        ------------------------
date hereof, each Party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person:

          (a) information that a Party indicates to the other Party is, or that the other Party reasonably should know is, any confidential, non-public information of another Party or an Affiliate of the other Party which was disclosed pursuant to the AOL License and AOL OLS Agreement, or

          (b) any information that a Party indicates to the other Party is, or that the other Party reasonably should know is, confidential, non-public information:

               (i) relating to the business of any other Party and obtained as a result of the preparation and negotiation of this Agreement, the performance by the Parties of their obligations hereunder, or the joint conduct by the Parties of activities pursuant to this Agreement, or

               (ii) relating to the business of any Subsidiary of the Company;

     in each case including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning such other Party or Subsidiary (collectively, "Confidential Information"), except as may be necessary for the directors,
      ------------------------
     employees, agents or consultants of it and its Affiliates to perform their respective obligations under this Agreement or conduct of the Business, in connection with filings with Governmental Bodies as required under applicable law, including, in particular, the filing of this Agreement and the Registration Rights Agreement with the Commission in connection with the initial public offering of the Class A Common Stock; provided that, except for the filing of this Agreement and the Registration Rights Agreement with the Commission, no Party shall make any disclosure required under applicable law before providing the applicable Party with a reasonable opportunity to seek a protective order. Each Party shall cause any Persons receiving Confidential Information in accordance with the terms hereof to retain such Confidential Information in strict confidence. Upon termination or expiration of this Agreement, each Party shall return to the other Parties or destroy, as the other Party may direct in its sole discretion, all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other Parties and the Subsidiaries which such Party may then possess or have under its control. Each Party shall certify in writing to the other Party within ten (10) Business Days of receiving instructions from the other Party regarding the return or destruction of such materials of the other Party that all such materials have been returned or destroyed as the other Party has directed. If no instruction with respect to the return or destruction of such materials is provided to the other Party within ten
     (10) Business Days of termination or expiration, the Party possessing such materials shall promptly destroy them. Notwithstanding the foregoing, the following shall not constitute Confidential Information: (x) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (y) information which is or becomes freely and generally available to the public through no wrongful act of the recipient or (z) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement. In the event of any breach of this Section 11.1, either Party shall have the right, in addition to any other remedy available at law or in equity, to (a) pursue its claim either individually or through the Company, as the non-breaching Party shall in its sole discretion determine, and (b) demand the immediate dismissal of all personnel actively or passively participating in such breach.

     Section 11.2  Governing Law. This Agreement, and the rights and liabilities
                   -------------
of the Parties hereunder, shall be governed by the substantive laws of the State of Delaware, USA without giving effect to its rules relating to conflict of laws. To the extent otherwise applicable, the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the construction or interpretation of this Agreement. Each Party irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for all disputes arising under or related to this Agreement, which are subject to litigation hereunder, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to
Section 11.6 hereof; provided, however to permit a Party either to enforce a judgment or to seek injunctive relief, each Party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement or injunctive relief is sought. Each Party waives any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this
Section 11.2.

     Section 11.3  Entire Agreement.  Except for the agreements specifically
                   ----------------
referred to in this Agreement, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements (including, in particular, the Joint Venture Agreement, dated as of December 15, 1998, by and among Federal Communications, S.A., AOL, Pan Latin Interactive Ventures C.V., a limited partnership organized under the laws of the Netherlands, and AOL Latin America), understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof. All exhibits referenced herein and attached to this Agreement are incorporated hereby and shall be treated as if set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall waiver constitute a continuing waiver unless otherwise expressly therein provided.

     Section 11.4  Assignment.  All of the terms and provisions of this
                   ----------
Agreement by or for the benefit of the Parties shall be binding upon and inure to the benefit their successors and permitted assigns. The rights and obligations provided under this Agreement may not be assigned, except in accordance with the provisions of Section 5.2. Except as expressly provided herein, nothing herein is intended to confer upon any Person, other than the Parties and their permitted successors, and permitted assigns as provided herein, any rights or remedies under or by reason of this Agreement.

     Section 11.5  Survival.  Sections 7.1, 7.3, 8.2, 10.2 and 11.1 shall
                   --------
survive expiration or termination of this Agreement for any reason, to the extent set forth in or as necessary to give effect to the applicable provision.

     Section 11.6  Notices.  All notices, requests, demands and other
                   -------
communications hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary): (i) if delivered by hand to the Party to whom said notice or other communication shall have been directed, upon such receipt, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the seventh Business Day after mailing, (iii) if transmitted by telefax, on the date of transmission, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein, or (iv) if delivered by electronic mail, on the delivery date, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such Party shall notify to the other Party in accordance with this
Section:

If to AOL:              America Online, Inc.
                        22000 AOL Way
                        Dulles, VA  20166-9323, USA
                        Attn:  President, AOL International
                        Fax No.:  (703) 265-2502

If to any other Holder: at such address and facsimile number as such Holder shall have furnished the Company in writing, with a copy to AOL.

If to the Company:      America Online Latin America, Inc.
                        6600 N. Andrews Avenue, Suite 500
                        Fort Lauderdale, FL  33309, USA
                        Attn:  President
                        Fax No.:  (954) 772-7089

     with a copy to:    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                        One Financial Center
                        Boston, MA  02111, USA
                        Attn:  Peter S. Lawrence, Esquire
                        Fax No.:  (617) 542-2241

If to ODC:              Riverview Media Corp.
                        325 Waterfront Drive
                        Wickhams Cay
                        Road Town, Tortola
                        British Virgin Islands
                        Attn:  Legal Department
                        Fax No.: (284) 494-4980

    with a copy to:     Finser Corporation
                        550 Biltmore Way, Suite 900
                        Coral Gables, FL 33134, USA
                        Attn:  Legal Department
                        Fax No.:  (305) 447-1389

     Section 11.7  Counterparts; Facsimiles. This Agreement and each of the
                   -------------------------
exhibits attached hereto may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument and shall become effective when copies hereof, bearing the signatures of each of the Parties, shall have been received by the Company, ODC and AOL. Facsimile signatures to this Agreement and each of the exhibits attached hereto shall be effective if promptly followed by the original signed Agreement or exhibit, as the case may be.

     Section 11.8  Expenses. The Company shall pay all of its own legal and
                   --------
other fees and expenses and the expenses of the Stockholders, incurred in connection with this Agreement, the transactions contemplated hereby, and the negotiations leading to the same.

     Section 11.9  Further Assurances.  Each Party shall perform all other acts
                   ------------------
and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement, as reasonably requested by the other Parties.

     Section 11.10  Construction.  The terms and provisions of this Agreement
                    ------------
and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against any Party hereto. The captions at the headings of each Section of this Agreement are for convenience of reference only, and are not intended or to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent or operation of this Agreement or of any term or provision hereof.

     Section 11.11  Severability.  If any provision of this Agreement shall be
                    ------------
held to be incomplete, illegal, invalid or unenforceable, or if it becomes necessary to amend the Agreement in order to comply with an administrative or governmental order, the remaining provisions of the Agreement shall stay in force and the unenforceable, void or incomplete provision shall be replaced by a valid provision or amendment reflecting the economic and business objectives of the original Agreement as best as possible.

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                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              AMERICA ONLINE LATIN AMERICA, INC.


                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________


                              AMERICA ONLINE, INC.


                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________



                              RIVERVIEW MEDIA CORP.


                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

                                  SCHEDULE 7.1


                            ODC CONTRIBUTION SCHEDULE



 Date                                 Amount

 First Business Day of Q2 2000     $13,000,000

 First Business Day of Q3 2000     $10,000,000

 First Business Day of Q4 2000     $ 6,000,000

 First Business Day of Q1 2001     $ 6,000,000

 First Business Day of Q2 2001     $ 3,000,000

 First Business Day of Q3 2001     $ 3,000,000



* "Q" means calendar quarter. For example, first Business Day of Q2 would be the first Business Day of April, first Business Day of Q3 would be the first Business Day of July, and so forth.

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